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                                                               EXHIBIT 5.1

                      [LETTERHEAD OF GUIDANT CORPORATION]

                            November 14, 1997

Guidant Corporation

111 Monument Circle, 29th Floor

Indianapolis, IN 46204-5129

Ladies and Gentleman:

  On October 27, 1997, Guidant Corporation, an Indiana corporation (the "Company"), filed with the Securities and Exchange Commission Amendment No. 2 on Form S-4 to the Registration Statement on Form-S-3 (Reg. No. 333-06363) (the "Registration Statement") relating to shares of the Company's common stock, without par value (the "Common Stock"), that may be issued or transferred by the Company pursuant to an Agreement and Plan of Merger dated as of October 5, 1997 (the "Merger Agreement"), providing for the merger of EndoVascular Technologies, Inc. ("EVT") and a wholly-owned subsidiary of the Company in which EVT shall be the surviving corporation and become a wholly-owned subsidiary of the Company .

  It is my opinion that:

  A. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana.

  B. The shares of Common Stock to be issued pursuant to the Merger
     Agreement:

    (i) are duly authorized; and

    (ii) will be validly issued and outstanding, fully paid and nonassessable upon issuance or transfer pursuant to the terms of the Merger Agreement.

  In arriving at the foregoing opinions, I or members of my staff have examined corporate records, plans, agreements and other documents of the Company deemed appropriate. I am a member of the bar of the State of Indiana and express no opinion as to the laws of any other jurisdiction.

  I consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          GUIDANT CORPORATION

                                          /s/ J. B. King
                                          -------------------------------
                                          J.B. King
                                          Vice President and General Counsel